As filed with the Securities and Exchange Commission on January 31, 2000

                                            Registration No. 33- _______________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                              --------------------

                               DELUXE CORPORATION
             (Exact name of registrant as specified in its charter)

           Minnesota                                  41-0216800
 (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                           3680 Victoria Street, North
                        Saint Paul, Minnesota 55126-2966
               (Address of principal executive offices) (Zip Code)

                               DELUXE CORPORATION
                               2000 EMPLOYEE STOCK
                                  PURCHASE PLAN
                            (Full title of the plan)

                                 John H. LeFevre
              Senior Vice President, General Counsel and Secretary
                               Deluxe Corporation
                           3680 Victoria Street, North
                        Saint Paul, Minnesota 55126-2966
                     (Name and address of agent for service)

                                 (651) 483-7008
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                       Proposed     Proposed
 Title of                               maximum     maximum
securities             Amount to       offering     aggregate        Amount of
  to be                    be          price per    offering      registration
Registered             Registered      share (1)    price(1)           fee
----------             ----------      ---------    --------           ---

Common Stock
($1.00 par value)   5,000,000 shares   $26.0625    $130,312,500    $34,402.50

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(1)   Based on the average of the high and low sales prices of the registrant's common stock as reported on the New York Stock Exchange on January 26, 2000 in accordance with Rule 457(h)(1) and Rule 457(c).

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents, which have been filed by Deluxe Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (as amended by Amendment No. 1 thereto on Form 10-K/A) and the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

                  (b) The description of the Company's capital stock contained in any registration statement or report filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

                  (c) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 302A.521, subd. 2, of the Minnesota Business Corporations Act (the "MBCA") requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding (collectively "Losses") with respect to the same acts or omissions if such person: (1) has not been indemnified by another organization or employee benefit plan for the same Losses; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedures have been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, with respect to a director, officer, or employee of the Company who, while a director, officer, or employee of the Company, is or was serving at the request of the Company or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee, or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the

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Company. In addition, Section 302A.521, subd. 3 of the MBCA, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the disinterested shareholders or by a court.

            Article XII of the Company's Amended Articles of Incorporation provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty by such director as a director. Article XII does not, however, limit or eliminate the liability of a director to the extent provided by applicable law for (i) any breach of the director's duty of loyalty to the Company or its shareholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws or (iv) any transaction from which the director derived an improper personal benefit.

            The Bylaws of the Company provide that the Company shall indemnify such persons, for expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by the provisions of the Minnesota Statutes relating to indemnification of directors, officers and employees of Minnesota corporations.

            The Company maintains an insurance policy or policies to assist in funding the indemnification of directors and officers for certain liabilities.

ITEM 8.  EXHIBITS.

Exhibit                                                       Method of
Number                     Description                         Filing
------                     -----------                         ------
  4.1          Amended and Restated Rights Agreement, dated      *
               as of January 31, 1997, by and between the Company and Norwest Bank Minnesota, National Association, as Rights Agent, which includes as Exhibit A thereto, the form of Rights
               Certificate (incorporated by reference to
               Exhibit 4.1 to the Company's Amendment No. 1 on Form 8-A/A-1 (File No. 001-07945) filed with the Securities and Exchange Commission
               (the "Commission") on February 7, 1997).

  4.2          Indenture, relating to up to $150,000,000 of      *
               debt securities (incorporated by reference to Exhibit 4.1 to the Company's Registration
               Statement on Form S-3 (33-32279) filed with the Commission on November 24, 1989).

  4.3          Amended and Restated Credit Agreement, dated      *
               as of July 8, 1997, among the Company, Bank of America National Trust and Savings
               Association, as agent, and the other
               financial institutions party thereto related to a $150,000,000 committed line of credit
               (incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

  4.4          Credit Agreement, dated as of August 30,          *
               1999, among the Company, Bank of America,
               N.A., as sole and exclusive administrative agent, and the other financial institutions party thereto related to a $500,000,000 revolving credit facility (incorporated by reference to Exhibit 4.4 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended September 30,1999)

   5           Opinion of Dorsey & Whitney LLP re: legality.     Filed
                                                                herewith

 23(a)         Consent of Deloitte & Touche LLP, independent     Filed
               auditors.                                        herewith

 23(b)         Consent of Dorsey & Whitney LLP (included in      Filed
               Exhibit 5 above)                                 herewith

  24           Power of Attorney.                                Filed
                                                                herewith


-----------------------
*Incorporated by reference

ITEM 9.  UNDERTAKINGS.

A.       POST-EFFECTIVE AMENDMENTS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

            (i)         To include any prospectus required by
                        Section 10(a)(3) of the Securities Act of
                        1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the

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                        aggregate, represent a fundamental change
                        in the information set forth in this
                        registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C.  CLAIMS FOR INDEMNIFICATION.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota on the 28th day of January, 2000.

                                     DELUXE CORPORATION

                                     By    /s/ John A. Blanchard III
                                        ----------------------------------------
                                           John A. Blanchard III
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of January, 2000.

SIGNATURE                                  TITLE
---------                                  -----

By    /s/  John A. Blanchard III           Chairman of the Board of Directors,
    ---------------------------------      President and Chief Executive Officer
           John A. Blanchard III           (Principal Executive Officer)


By   /s/ Thomas W. VanHimbergen            Executive Vice President and Chief
   ----------------------------------      Financial Officer (Principal
         Thomas W. VanHimbergen            Financial Officer and Principal
                                           Accounting Officer)

      /s/  Lawrence J. Mosner
    ---------------------------------
           Lawrence J. Mosner              Director

                   *
    ---------------------------------
             James J. Renier               Director

                   *
    ---------------------------------
           Barbara B. Grogan               Director

                   *
    ---------------------------------
        Stephen P. Nachtsheim              Director

                   *
    ---------------------------------
          Calvin W. Aurand, Jr.            Director

                   *
    ---------------------------------
            Donald R. Hollis               Director

                   *
    ---------------------------------
          Robert C. Salipante              Director

                   *
    ---------------------------------
             Jack Robinson                 Director

                   *
    ---------------------------------
            Hatim A. Tyabji                Director



    *By:     /s/ John A. Blanchard III
          ----------------------------
                 John A. Blanchard III
                 Attorney-in-Fact

                                  EXHIBIT INDEX


Number                              Description                             Page
------                              -----------                             ----
  5       Opinion of Dorsey & Whitney LLP re: legality..................

23(a)     Consent of Deloitte & Touche LLP, independent auditors........

23(b)     Consent of Dorsey & Whitney LLP (included in Exhibit 5
          above)........................................................

  24      Power of Attorney.............................................

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